Exhibit 99.1

PROS HOLDINGS, INC. REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

•	Second quarter revenue of $28.1 million, exceeding the high end of guidance, an increase of 18% over the second quarter of 2011.

•	GAAP operating income of $2.0 million for the second quarter, exceeding the high end of guidance.

•	Non-GAAP operating income for the second quarter was $4.4 million, exceeding the high end of guidance.

•	GAAP earnings per share for the second quarter of $0.04, and non-GAAP earnings per share of $0.10.

HOUSTON, Texas – August 2, 2012 — PROS Holdings, Inc. (NYSE: PRO), a world leader in pricing and revenue management software, today announced financial results for the second quarter ended June 30, 2012.

Total GAAP revenue for the second quarter of 2012 was $28.1 million and represented an increase of 18% over the second quarter of 2011, exceeding the high end of our guided range.

CEO Andres Reiner stated, “We had a strong second quarter driven by an uptick in new customer signings in our business-to-business industries and we continue to see strong demand across North America, Asia, Middle East and Europe.  We believe this is a result of investments in our go-to-market initiatives as well as our ability to provide real-time big data applications across a broad set of industries. We remain confident that our efforts to accelerate awareness, extend our product leadership and expand our global reach and scale are paying off and position us well for the long term.”

For the quarter ended June 30, 2012, GAAP operating income was $2.0 million, compared with $2.1 million in the second quarter of 2011. GAAP net income in the quarter was $1.0 million, or $0.04 per share, compared with $1.4 million, or $0.05 per share, in the second quarter of 2011.

For the quarter ended June 30, 2012, non-GAAP operating income was $4.4 million, compared with $3.7 million in the second quarter of 2011. Non-GAAP net income for the second quarter of 2012 was $2.8 million, or $0.10 per share, compared with $2.5 million, or $0.09 per share, in the second quarter of 2011.

Recent Business Highlights

•
Signed new customers across several industries, such as Kimberly Clark, TE Connectivity, and ARUP Laboratories, among others, further demonstrating the horizontal applicability of PROS solutions. PROS serves customers in more than 30 sub-industries, up from eight in 2005.

•	Announced participation in Microsoft Dynamics ISV Partnership Program to provide Microsoft Dynamics CRM customers with actionable, real-time customer insights that can improve sales performance.

•
Filed four new patents to the PROS patent portfolio, including innovative new capabilities for optimizing deals, identifying high impact pricing opportunities, enhancing real-time dynamic pricing, and improving the precision of setting prices.

•	Achieved another level of product certifications from SAP for integration of PROS Pricing Solution Suite with

SAP ERP and SAP CRM, continuing to provide the most complete and seamless integration experience.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our second quarter performance and to be reconfirming our full year revenue growth guidance of approximately 20%, especially given the current challenging macroeconomic environment.  Revenue increased 18% period over period and non-GAAP operating income increased 19%.   Our balance sheet remains strong with $71.2 million in cash and continued positive cash flow.  The strategic investments we are making to drive our growth are paying off and we will continue these initiatives to capture the opportunity we see in front of us.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the quarter and six months ended June 30, 2012 and 2011.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•
Total revenue for the third quarter of 2012 will be in the range of $29.1 million to $29.7 million and total revenue for the full year ending December 31, 2012 will be in the range of $115.4 million to $116.6 million

•	GAAP income from operations of $1.4 million to $1.9 million and GAAP earnings per share of $0.02 to $0.03 for the third quarter of 2012

•
Non-GAAP income from operations of $3.9 million to $4.4 million and non-GAAP earnings per share of $0.09 to $0.10, which exclude estimated non-cash share-based compensation charges of approximately $2.5 million for the third quarter of 2012

•	GAAP and non-GAAP estimated tax rate of approximately 45% and 35%, respectively, for the third quarter of 2012

•	Estimated weighted average of 28.3 million diluted shares outstanding for the third quarter of 2012
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on August 2, 2012, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 730-5766 (domestic) or (857) 350-1590 (international). The pass code for the call is 62493187. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 87936160. An archived web cast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.prospricing.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of prescriptive pricing and revenue management software for companies in the manufacturing, distribution, services and travel industries. PROS gives customers far greater confidence and agility in their pricing strategies by providing data-driven insights into transaction profitability, forecasting demand, recommending optimal prices for each product and deal, and streamlining pricing processes with enhanced controls and compliance. With more than $460 billion in revenues under management, PROS has implemented more than 500 solutions in more than 50 countries. The PROS team comprises more than 600 professionals, including 100 with advanced degrees and 25 with Ph.D.s. To learn more, visit www.prospricing.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance, positioning of PROS, in the enterprise and mid-market sectors, the confidence and optimism of PROS management, customer successes, the growth and reach of PROS’ reseller network, awareness of PROS pricing optimization solutions, the demands for PROS solutions, the predictability of the PROS business and PROS’ effective tax rate and the continued reinstatement of the R&E tax credit. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (b) the challenges associated with PROS’ selling its solutions and successfully installing and delivering the products and services, (c) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (d) the risk that the market for PROS’ pricing and margin optimization software does not grow as anticipated, (e) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (f) the risk that PROS’ will not be able to maintain historical maintenance renewal rates, (g) personnel and other risks associated with growing a business generally (h) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (i) the impact of currency fluctuations on PROS’ results of operations, (j) the risk that reseller and other relationships do not increase sales of PROS’ solutions and (k) the risk posed by civil and political unrest in regions in which PROS’ operate. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission.  These forward-looking statements represent PROS’ expectations as of the date of this press release.  Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:
PROS Investor Relations
Staci Strauss-Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact:
PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@prospricing.com

Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	June 30, 2012	December 31, 2011
Assets:
Current assets:
Cash and cash equivalents	$71,162	$68,457
Accounts and unbilled receivables, net of allowance of $860 and $1,130, respectively	36,528	33,864
Prepaid and other current assets	3,922	8,353
Total current assets	111,612	110,674
Restricted cash	329	329
Property and equipment, net	7,995	4,703
Other long term assets, net	5,826	5,553
Total assets	$125,762	$121,259
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$2,600	$4,915
Accrued liabilities	1,462	1,318
Accrued payroll and other employee benefits	4,546	5,139
Deferred revenue	33,663	33,094
Total current liabilities	42,271	44,466
Long-term deferred revenue	3,126	2,850
Total liabilities	45,397	47,316
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized, 31,825,187 and 31,432,430 shares issued, respectively, 27,407,602 and 27,014,845 shares outstanding, respectively	32	31
Additional paid-in capital	82,169	77,934
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Accumulated other comprehensive loss	(11)	(11)
Retained earnings	12,113	9,927
Total stockholders’ equity	80,365	73,943
Total liabilities and stockholders’ equity	$125,762	$121,259

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
Revenue:
License and implementation	$18,176	$15,082	$35,972	$28,875
Maintenance and support	9,958	8,703	19,183	16,316
Total revenue	28,134	23,785	55,155	45,191
Cost of revenue:
License and implementation	5,540	4,765	11,543	9,447
Maintenance and support	1,960	1,643	3,895	3,353
Total cost of revenue	7,500	6,408	15,438	12,800
Gross profit	20,634	17,377	39,717	32,391
Operating expenses:
Selling, marketing, general and administrative	11,883	9,115	22,140	16,986
Research and development	6,772	6,149	13,469	12,109
Income from operations	1,979	2,113	4,108	3,296
Other income (expense):
Other income (expense), net	(129)	(21)	(106)	56
Income before income tax provision	1,850	2,092	4,002	3,352
Income tax provision	855	651	1,816	1,055
Net income	$995	$1,441	$2,186	$2,297
Net earnings per share:
Basic	$0.04	$0.05	$0.08	$0.09
Diluted	$0.04	$0.05	$0.08	$0.08
Weighted average number of shares:
Basic	27,375,429	26,829,158	27,271,201	26,711,621
Diluted	28,337,143	27,828,209	28,303,760	27,615,189

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2012	2011
Operating activities:
Net income	$2,186	$2,297
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	938	782
Share-based compensation	4,472	3,361
Excess tax benefits on share-based compensation	(1,669)	(1,241)
Provision for doubtful accounts	(257)	—
Other noncash	—	(2)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	(2,407)	2,547
Prepaid expenses and other assets	5,811	(378)
Accounts payable	(2,465)	1,263
Accrued liabilities	979	(416)
Accrued payroll and other employee benefits	(1,464)	1,332
Deferred revenue	845	(923)
Net cash provided by operating activities	6,969	8,622
Investing activities:
Purchases of property and equipment	(4,079)	(1,310)
Increase in restricted cash	—	(36)
Increase in short-term investment	—	73
Net cash used in investing activities	(4,079)	(1,273)
Financing activities:
Exercise of stock options	510	1,563
Excess tax benefits on share-based compensation	1,669	1,241
Tax withholding related to net share settlement of restricted stock units	(2,364)	(1,602)
Net cash (used in) provided by financing activities	(185)	1,202
Net increase in cash and cash equivalents	2,705	8,551
Cash and cash equivalents:
Beginning of period	68,457	55,845
End of period	$71,162	$64,396

PROS HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Dollars and shares in thousands, except per share data)
(Unaudited)

We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

	For the Three Months		Quarter over	For the Six Months		Year over
	Ended June 30,		Quarter	Ended June 30,		Year
	2012	2011	% change	2012	2011	% change
GAAP gross profit	$20,634	$17,377	19%	$39,717	$32,391	23%
Non-GAAP adjustment:
GAAP share-based compensation	301	278		630	612
Non-GAAP gross profit	$20,935	$17,655	19%	$40,347	$33,003	22%
Non-GAAP gross margin	74.4%	74.2%		73.2%	73.0%

GAAP selling, marketing, general and administrative	$11,883	$9,115	30%	$22,140	$16,986	30%
Non-GAAP adjustment:
GAAP share-based compensation	1,636	932		2,904	2,004
Non-GAAP selling, marketing, general and administrative	$10,247	$8,183	25%	$19,236	$14,982	28%

GAAP research and development	$6,772	$6,149	10%	$13,469	$12,109	11%
Non-GAAP adjustment:
GAAP share-based compensation	503	395		938	745
Non-GAAP research and development	$6,269	$5,754	9%	$12,531	$11,364	10%

Income from operations	$1,979	$2,113	(6)%	$4,108	$3,296	25%
Non-GAAP adjustment:
GAAP share-based compensation	2,440	1,605		4,472	3,361
Non-GAAP income from operations	$4,419	$3,718	19%	$8,580	$6,657	29%
Non-GAAP income from operations % of total revenue	15.7%	15.6%		15.6%	14.7%

GAAP net income	$995	$1,441	(31)%	$2,186	$2,297	(5)%
Non-GAAP adjustment:
GAAP share-based compensation	2,440	1,605		4,472	3,361
Tax impact related to non-GAAP adjustments	(647)	(559)		(1,150)	(1,144)
Non-GAAP net income	$2,788	$2,487	12%	$5,508	$4,514	22%

Non-GAAP diluted earnings per share	$0.10	$0.09		$0.19	$0.16

Shares used in computing non-GAAP earnings per share	28,337	27,828		28,304	27,615

Detail of GAAP share-based compensation expense:
Cost of revenue	$301	$278		$630	$612

Selling, marketing, general and administrative	1,636	932	2,904	2,004
Research and development	503	395	938	745
Total share-based compensation expense	$2,440	$1,605	$4,472	$3,361